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                                                                    EXHIBIT 99.2

[COREL LOGO]   Corel Corporation
               1800 Carling Avenue
               Ottawa, Ontario, Canada K1Z 8R7

               PROXY - SPECIAL MEETING OF SHAREHOLDERS . 2000

This proxy is solicited on behalf of management of Corel Corporation. The undersigned hereby appoints Michael C.J. Cowpland, or failing him, Mitch P. Desrochers, both officers of Corel Corporation (the "Company") or, instead of them ----------------------- as nominee for the undersigned, with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below all the Common Shares of the Company held of record by the
undersigned at the Special Meeting of Shareholders to be held on           ,
2000, or any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned was personally present at the said meeting or any adjournment thereof.

Shareholders have the right to appoint a person (who need not be a shareholder) to attend and act for them and on their behalf other than the nominees designated above and may exercise such right by inserting the name of their nominee in the blank space provided for that purpose.

1. FOR [ ]   or AGAINST [ ]   the approval of Resolution No. 1 - Issuance of Common Shares of the Corporation under the merger agreement dated February 8, 2000

2. FOR [ ]   or AGAINST [ ]   the approval of Resolution No. 2 - Approval of Corel Corporation Transition Stock Option Plan

3. FOR [ ]   or AGAINST [ ]   the approval of Resolution No. 3 - Approval ofamendments to  Corel Corporation Stock Option Plan 2000

4. In their discretion, the proxy holders are authorized to vote upon any amendments or variations to the above matters and such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no choice is indicated in respect of any matter in this space provided above, the Common Shares represented by this proxy will be voted for such matter.

This proxy form should be read in conjunction with the accompanying notice of meeting and management proxy circular.

Please date and sign below exactly as your name appears on this form. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a partnership, please sign in partnership name by an authorized person.


Dated this ---- day of -------------- 2000.


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Signature



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Signature (if held jointly)


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   PLEASE MARK, SIGN, DATE AND RETURN THIS FORM OF PROXY PROMPTLY
            USING THE ENCLOSED ENVELOPE. If not dated, this proxy
                  is deemed to bear the date on which it was
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